                                 FIRST AMENDMENT
                                       TO
                              COMMON STOCK WARRANT
                                       OF
                           DYADIC INTERNATIONAL, INC.

      This FIRST AMENDMENT (this "First  Amendment") is made and entered into as of the 19th day of August,  2004 by and between  Dyadic  International,  Inc., a
Florida corporation (the "Company"), and X ("X").

                                    RECITALS:

      A. The Company and X are parties to that certain Common Stock Warrant (the
"Warrant"), pursuant to which the Company granted X the right to purchase shares of Common Stock, no par value, of the Company ("Shares").  All capitalized terms used but not otherwise  defined  herein shall have the meanings given such terms in the Warrant.

      B. X is the holder of the Warrant and has not made any  assignment  of any of his rights thereunder or interest therein.

      C. The Warrant was granted in  consideration  for X's  participation  in a revolving  loan facility for the Company  evidenced by that certain $3.0 million revolving note (as amended, the "Note").

      D. To facilitate  the Company's  ability to raise  additional  capital for ongoing operations,  the Company and X have agreed (a) that the maturity date of the Note be extended  from  January 1, 2005 to January 1, 2007 and (b),  that in consideration  for such extension,  the exercise price of the Warrant be reduced to Three Dollars and Thirty Three Cents ($3.33) per Share.

                                    AGREEMENT

      NOW THEREFORE,  in consideration of the foregoing Recitals, and other good and  valuable  consideration  the  receipt and  sufficiency  of which are hereby mutually and expressly acknowledged, the parties hereto agree as follows:

      1. Incorporation of Recitals.  The above Recitals are incorporated in this
First Amendment by this reference and the parties  acknowledge  them as true and accurate.

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      2. Amendment of the Warrant. The Warrant is hereby amended by deleting the introductory  paragraph of the Warrant in its entirety and replacing it with the following:

      "For value received,  Dyadic  International,  Inc., a Florida  corporation
(the  "Company")  hereby  certifies  that X (the  "Holder") or his  assign(s) is entitled to purchase  from the Company,  at any time or from time to time during the Exercise  Period (as defined  below),  in whole or in part,  up to _________
shares of Common  Stock,  no par value,  of the Company,  at the price per share equal to $3.33 (the "Exercise Price")."

      3. Effect of First Amendment. Except as specifically amended by this First
Amendment,  the Warrant  shall  continue in full force and effect in  accordance with its original  terms,  and all  references  to the Warrant in any  document, letter,  certificate,  the Warrant itself, or any  communication  issued or made pursuant  to or with  respect  to the  Warrant,  shall be deemed to refer to the
Warrant as amended pursuant to this First Amendment.

      4.   Counterparts.   This  First  Amendment  may  be  signed  in  multiple
counterparts,  each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same instrument.

      IN WITNESS  WHEREOF,  the Company and X have executed this First Amendment as of the date first above-written.

DYADIC INTERNATIONAL, INC.
a Florida corporation

By:
   -----------------------------
   Name:  Mark A. Emalfarb
   Its:   CEO

-------------------------------
X

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

Date of Issuance: July 3, 2003

Warrant No. [redacted]

COMMON STOCK WARRANT

For value received, Dyadic International, Inc., a Florida corporation (the "Company"), hereby certifies that [redacted] (the "Holder") or his assign(s) is entitled to purchase from the Company, at any time or from time to time during the Exercise Period (as defined below), in whole or in part, up to [redacted] shares of Common Stock, no par value, of the Company, at a price per share equal to the lesser, on the date of exercise, of (i) $4.50 or (ii) the Conversion Price (as provided in Article Third, Section 6 of the Articles) of a share of the Company's Series A Preferred Stock as of the date or dates of exercise of Warrants hereunder (the "Exercise Price").

1. Certain Definitions.

(a) "Articles" means the Amended and Restated Articles of Incorporation of the Company, as in effect on the date hereof.

(b) "Exercise Period" means the period commencing on the date hereof and ending at 5:00 p.m. (prevailing local time at the principal executive office of the Company) on May 29, 2013.

2. Exercise of Warrant.

(a) The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, during the Exercise Period by the surrender of this Warrant, with the form of Warrant Exercise Form attached hereto duly completed and executed by the Holder, to the Company at its principal executive office, upon payment in cash, by certified or official bank check or by wire transfer, of an amount equal to the Exercise Price multiplied by the number of shares of Common Stock being purchased pursuant to such exercise of the Warrant.

(b) This Warrant may be exercised for less than the full number of shares of Common Stock first shown above, provided that this Warrant may not be exercised in part for less than a whole number of shares of Common Stock. Upon any such partial exercise, the Company at its expense will forthwith issue to the Holder a new Warrant or Warrants of like tenor exercisable for the number of shares of Common Stock as to which rights have not been

1-MI/492112.1

exercised (subject to adjustment as herein provided), such Warrant or Warrants to be issued in the name of the Holder or its nominee.

(c) As soon as practicable after the exercise of this Warrant and payment of the Exercise Price, and in any event within 10 business days thereafter, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder a certificate or certificates for the number of duly authorized, validly issued, fully paid and non-assessable shares or other securities or property to which the Holder shall be entitled upon such exercise, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash in an amount determined in accordance with Section 5 hereof. The Company agrees that the shares so purchased shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid.

3. Reorganization, Reclassification, Consolidation, Merger or Sale of Assets. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder shall have the right to acquire and receive upon exercise of this Warrant such shares of stock, securities, cash or other property of the successor corporation that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, reclassification, consolidation, merger or sale if this Warrant had been exercised immediately before such reorganization, reclassification, consolidation, merger or sale. The foregoing provisions shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers or sales and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. In all events, appropriate adjustments (as determined by the Board of Directors of the Company) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

4. Adjustment by Board of Directors. If any event occurs as to which, in the good faith opinion of the Board of Directors of the Company and as agreed by the Holder, the provisions of this Warrant are not strictly applicable or if strictly applicable would not fairly protect the rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board of Directors may make such adjustment in the application of such provisions, in accordance with such essential intent and principles, as it deems appropriate so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Exercise Price.

5. Fractional Shares. The Company shall not issue fractions of shares of Common Stock upon exercise of this Warrant or scrip in lieu thereof. If any fraction of a share of Common Stock would, except for the provisions of this Section 5, be issuable upon exercise of this Warrant, then the Company shall in lieu thereof pay to the person entitled thereto an amount

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in cash equal to the current value of such fraction, calculated to the nearest one-hundredth (1/100) of a share, to be computed on the basis of the fair market value per share as reasonably determined by the Board of Directors of the Company.

6. Reservation of Stock Issuable on Exercise of Warrants. The Company shall at all times reserve and keep available out of its authorized but unissued stock, solely for the issuance and delivery upon the exercise of this Warrant and other similar Warrants, such number of its duly authorized shares of Common Stock as from time to time shall be issuable upon the exercise of this Warrant. All of the shares of Common Stock issuable upon exercise of this Warrant, when issued and delivered in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and non-assessable, subject to no lien or other encumbrance other than restrictions on transfer arising under applicable securities laws and restrictions imposed by Section 9(a) or 9(b) hereof and the agreements to which reference is made in Section 9(c) hereof.

7. No Impairment. Subject to the earlier expiration of this Warrant, the Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will not increase the par value of any shares of stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and at all times will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable stock upon the exercise of this Warrant.

8. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement reasonably satisfactory to the Company (with surety if reasonably required), or (in the case of mutilation) upon surrender and cancellation thereof, the Company will issue, in lieu thereof, a new Warrant of like tenor and amount.

9. Negotiability. This Warrant is issued upon the following terms, to all of which each taker or owner hereof consents and agrees:

(a) *Transferability*. This Warrant shall be transferable by Holder upon notice delivered to the Company of the name and address of the transferee (the "Transferee"), together with an opinion of counsel acceptable to the Company, which acceptance shall not be unreasonably denied, that registration of the securities represented by this Warrant is not required to effect the transfer. Promptly upon receipt of such notice, the Company will register on the books of the Company the name and address of the Transferee. Upon providing notice of such transfer to the Company, the Transferee shall become a "Holder" hereunder. The Company may treat the registered Holder as the absolute owner of this Warrant for all purposes and the person entitled to exercise the rights represented hereby. Any Transferee of this Warrant, by acceptance thereof, agrees to be bound by all of the terms and conditions of this Warrant.

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(b) *Investment Representation and Legend.* Each Holder, by acceptance of this Warrant, represents and warrants to the Company that the Holder is acquiring the Warrant and the securities issuable upon exercise hereof for investment purposes only and not with a view towards the resale or other distribution thereof.

The Holder, by acceptance of this Warrant, agrees that the Company may affix, unless the shares subject to this Warrant are registered at the time of exercise, the following legend to certificates for securities issued upon exercise of this Warrant:

> "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Securities Act"), or applicable state securities laws ("State Acts"). Such securities may not be offered for sale, sold, transferred, hypothecated or otherwise disposed of unless registered under the Securities Act and applicable State Acts unless Dyadic International, Inc. has received an opinion of counsel acceptable to Dyadic International, Inc. that such registration is not required."

(c) *Agreements.* As a condition to the Company's obligation to issue Shares upon exercise hereof, the Holder shall execute such stock transfer restriction and voting agreements as may be requested by the Company.

(d) *Transfer Taxes.* The Company shall not be required to pay any federal or state transfer tax or charge that may be payable in respect of any transfer involved in the transfer or delivery of this Warrant or the issuance or delivery of certificates for Common Stock in a name other than that of the Holder or to issue or deliver any certificates for Common Stock upon the exercise of this Warrant until any and all such taxes and charges shall have been paid by the Holder or until it has been established to the Company's reasonable satisfaction that no such tax or charge is due.

(e) *Compliance with Securities Laws.* The Holder, by acceptance hereof, acknowledges that this Warrant, the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant, any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of applicable federal and state securities laws.

10. <u>No Rights as Stockholder</u>. Prior to the exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder of the Company with respect to shares for which this Warrant shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company.

11. <u>Subdivision of Rights</u>. This Warrant (as well as any new Warrants issued pursuant to the provisions of this Section 10) is exchangeable, upon the surrender hereof by the Holder, at the principal executive office of the Company for any number of new Warrants of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of

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shares of Common Stock of the Company which may be subscribed for and purchased hereunder.

12. Miscellaneous.

(a) *Notices.* All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such as Federal Express or by other messenger) or when deposited in the United States mails, certified or registered mail, return receipt requested, postage prepaid, addressed to the Holder at the address provided to the Company by such Holder or to the Company at 140 Intracoastal Pointe Drive, Suite 404, Jupiter, Florida 33477, or such other address as shall have been furnished in writing to the party giving or making such notice, demand or delivery.

(b) *Books of the Company.* The Company may treat the Holder hereof as appearing on the Company's books at any time as the Holder for all purposes.

(c) *Headings.* The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof.

(d) *Amendment; Waiver.* This Warrant and any term hereof may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against whom enforcement of such amendment, waiver, discharge or termination is sought. No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

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IN WITNESS WHEREOF, the Company has executed and issued this Warrant on the date first written above.

DYADIC INTERNATIONAL, INC.

By ______________________

Name: Mark A. Emalfarb
Title: President

AGREED TO AND ACCEPTED:

____
[redacted]

Address:

Facsimile:

1-MI/492112.1

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WARRANT EXERCISE FORM

The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ________ shares of Common Stock of Dyadic International, Inc., a Florida corporation, and hereby makes payment of $___________ in payment therefor.

____
Signature

____
Signature, if jointly held

____
Date

1-MI/492112.1

INSTRUCTIONS FOR ISSUANCE OF STOCK

(if other than to the registered holder of the within Warrant)

Name:____

(Please type or print in block letters)

Address:____

____

Social Security or Taxpayer Identification Number:________________________

1-MI/492112.1

ASSIGNMENT FORM

FOR VALUE RECEIVED, ______________________________ hereby sells, assigns and transfers unto ____, the right to purchase Common Stock of Dyadic International, Inc., a Florida corporation, represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ______________________________ Attorney, to transfer the same on the books of said corporation with full power of substitution in the premises.

Dated:_____________________

____
Signature

____
Signature, if jointly held

1-MI/492112.1